EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements of EMCOR Group, Inc. and subsidiaries (the “Company”) of our reports dated February 26, 2013, with respect to the consolidated financial statements and schedule of the Company, and the effectiveness of internal control over financial reporting of the Company, included in the Annual Report (Form 10-K) of the Company for the year ended December 31, 2012:

•	Registration Statement (Form S-8 No. 333-168503) pertaining to the 2010 Incentive Plan

•	Registration Statement (Form S-8 No. 333-152764) pertaining to the EMCOR Group, Inc. Employee Stock Purchase Plan

•	Registration Statement (Form S-8 No. 333-147015) pertaining to the 2007 Incentive Plan

•	Registration Statement (Form S-8 No. 333-120078) pertaining to the Stock Option Agreement Dated as of October 25, 2004 and the Restricted Share Unit Agreement Dated as of October 25, 2004

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Registration Statement (Form S-8 No. 333-112940) pertaining to the Stock Option Agreements dated as of January 4, 1999, May 5, 1999, January 3, 2000, January 2, 2001, December 14, 2001, January 2, 2002, June 19, 2002, October 25, 2002, January 2, 2003, February 27, 2003, and January 2, 2004, the 2003 Non-Employee Directors' Stock Option Plan and the 2003 Management Stock Incentive Plan

Stamford, Connecticut	/s/ ERNST & YOUNG LLP
February 26, 2013